Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of NIO Inc. of our report dated April 27, 2018, except for the presentation of the consolidated statements of cash flows as described in note 2(g), which is as of June 7, 2018, relating to the financial statements of NIO Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

August 28, 2018